As filed with the Securities and Exchange Commission on August 1, 2012

Registration No. 333-165523

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENTERTAINMENT PROPERTIES TRUST*

(Exact name of registrant as specified in its charter)

Maryland	43- 1790877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(816) 472-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory K. Silvers

Executive Vice President and Chief Operating Officer

Entertainment Properties Trust

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(816) 472-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig L. Evans

Jack A. Bowling

Stinson Morrison Hecker LLP

1201 Walnut, Suite 2900

Kansas City, Missouri 64106

(816) 842-8600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered/Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common shares of beneficial interest, $0.01 par value per share
Preferred shares of beneficial interest, $0.01 par value per share
Depositary shares representing preferred shares of beneficial interest, $0.01 par value per share (3)	(2)	$0(2)
Warrants
Debt securities
Units (4)
Guarantees of debt securities (5)

(1)	The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined, as well as preferred shares distributable upon the termination of a deposit arrangement for depositary shares so offered or sold, common shares issuable upon the exchange or conversion of preferred shares, convertible debt securities or depositary shares representing an interest in preferred shares so offered or sold that are exchangeable for or convertible into common shares and common shares, preferred shares, depositary shares, debt securities or units upon the exercise of warrants so offered, sold or distributed. This registration statement also covers preferred shares, depositary shares, common shares, debt securities, warrants and units that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the specific securities to which they relate.
(2)	An unspecified indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at unspecified indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all the registration fees and will pay such fees on a pay-as-you-go basis.
(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional preferred share and will be evidenced by a depositary receipt.

(4)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.
(5)	Subsidiaries of Entertainment Properties Trust named as co-registrants may fully and unconditionally guarantee on an unsecured basis the debt securities of Entertainment Properties Trust. In accordance with Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees of the debt securities being registered.

*ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS(1)

Exact Name of Guarantor	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
30 West Pershing, LLC	Missouri	41-2039368
EPT DownREIT II, Inc.	Missouri	43-1818086
EPT Huntsville, Inc.	Delaware	20-5717893
Megaplex Four, Inc.	Missouri	43-1922877
WestCol Center, LLC	Delaware	43-1928793
EPT Melbourne, Inc.	Missouri	20-1341980
Crotched Mountain Properties, LLC	New Hampshire	27-2809246
Education Capital Solutions, LLC	Delaware	35-2296092
EPR Hialeah, Inc.	Missouri	30-0197409
EPT 909, Inc.	Delaware	27-2523665
EPT Crotched Mountain, Inc.	Missouri	86-1150060
EPT Kalamazoo, Inc.	Missouri	74-3139121
EPT Mad River, Inc.	Missouri	86-1150058
EPT Mount Attitash, Inc.	Delaware	20-8802995
EPT Mount Snow, Inc.	Delaware	20-8803058
EPT Nineteen, Inc.	Delaware	27-1455380
EPT Ski Properties, Inc.	Delaware	26-1336192
EPT Waterparks, Inc.	Delaware	20-8267442
Megaplex Nine, Inc.	Missouri	43-1912698
ECS Douglas I, LLC	Delaware	45-1271582
EPT Dallas, LLC	Delaware	27-4111486
EPT Fontana, LLC	Delaware	27-3677983
EPT Twin Falls, LLC	Delaware	27-3677936

(1)	The address, including zip code, and telephone number, including area code, for each of the additional registrants is 909 Walnut Street, Suite 200, Kansas City, Missouri 64106, (816) 472-1700.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-165523) (the “Registration Statement”) of Entertainment Properties Trust (“EPR”) is being filed to (i) add the wholly-owned subsidiaries of EPR listed on the previous page under the caption “Additional Subsidiary Guarantor Registrants” (collectively, the “Subsidiary Guarantors”) as co-registrants to the Registration Statement to allow such Subsidiary Guarantors to guarantee the debt securities covered by the Registration Statement, (ii) add such guarantee of debt securities to the Registration Statement, (iii) update the information in Part II of the Registration Statement with respect to the addition of the Subsidiary Guarantors, and (iv) file or incorporate by reference additional exhibits to the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission (“SEC”).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

Registration Fee Under Securities Act of 1933	$*
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Printing and Engraving Expenses	**
Trustee Fees (including counsel fees)	**
Rating Agency Fees	**
Miscellaneous Fees and Expenses	**
Total	$**

*	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, we are deferring payment of the registration fee for the securities offered by this prospectus.
**	The applicable prospectus supplement will set forth the estimated amount of expenses in respect of any offering of securities.

Item 15. Indemnification of Trustees and Officers.

The terms “we,” “us,” “our,” “EPR” or the “Company” refer to Entertainment Properties Trust and not to any of its subsidiaries.

(a) The Company

The laws relating to Maryland real estate investment trusts (the “Maryland REIT Law”) permit a real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of that corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our officers and trustees are and will be indemnified under our Declaration of Trust against certain liabilities. Our Declaration of Trust provides that we will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify: (a) any individual who is a present or former trustee or officer of EPR; or (b) any individual who, while a trustee or officer of EPR and at the request of EPR, serves or has served as a director, officer, shareholder, partner, trustee, employee or agent of any real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprises against any claim or liability, together with reasonable expenses actually incurred in advance of a final disposition of a legal proceeding, to which such person may become subject or which such person may incur by reason of his or her status as such. We have the power, with the approval of our Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of EPR in any of the capacities described in (a) or (b) above and to any employee or agent of EPR or its predecessors.

We have also entered into indemnification agreements with our trustees and certain of our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

We have obtained trustee’s and officers’ liability insurance for the purpose of funding the provision of any such indemnification.

The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

(b) EPT Huntsville, Inc., EPT 909, Inc., EPT Mount Attitash, Inc., EPT Mount Snow, Inc., EPT Nineteen, Inc., EPT Ski Properties, Inc. and EPT Waterparks, Inc. (each a Delaware corporation and, collectively, referred to as the “Delaware Corporations”)

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 further authorizes a Delaware corporation to indemnify any person serving in such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person.

As permitted by Section 145, each Delaware Corporation has adopted provisions in its Bylaws requiring it to indemnify officers and directors to the fullest extent provided by the DGCL.

As permitted by Section 102(b)(7) of the DGCL, the certificate of incorporation of each Delaware Corporation includes a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

(c) WestCol Center, LLC, Education Capital Solutions, LLC, ECS Douglas I, LLC, EPT Dallas, LLC, EPT Fontana, LLC and EPT Twin Falls, LLC (each a Delaware limited liability company, collectively, the “Delaware LLCs”)

Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of each of the Delaware LLCs provides that to the fullest extent permitted by applicable law:

(i) no member or manager shall be liable to the Delaware LLC or its member for any loss, damage, liability or expense suffered by the Delaware LLC or its member on account of any action taken or omitted to be taken by such person as a member or manager of the Delaware LLC, and

(ii) the Delaware LLC shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (regardless of whether such action, suit or proceeding is by or in the right of the Delaware LLC or by third parties) by reason of the fact that such person is or was a member or manager of the Delaware LLC, or is or was serving at the request of the Delaware LLC as a director, officer or in any other comparable position of any other specified enterprise against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys’ fees, excise taxes or penalties, fines and other expenses, actually and reasonably incurred by such person in connection with such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), in either case, only if such person discharged such person’s duties in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Delaware LLC and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe that such person’s conduct was unlawful. The Delaware LLC shall not be required to indemnify or advance expenses to any person from or on account of such person’s conduct that is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, and the Delaware LLC shall not be required to indemnify or advance expenses to any person in connection with an action, suit or proceeding initiated by such person unless the initiation of such action, suit or proceeding was authorized in advance by the member of the Delaware LLC.

(d) EPT DownREIT II, Inc., Megaplex Four, Inc., EPT Melbourne, Inc., EPR Hialeah, Inc., EPT Crotched Mountain, Inc., EPT Kalamazoo, Inc., EPT Mad River, Inc. and Megaplex Nine, Inc. (each a Missouri corporation, collectively, the “Missouri Corporations”)

Sections 351.355(1) and (2) of the General and Business Corporation Law of Missouri (the “MGBC”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 351.355(3) provides that except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

Section 351.355(4) provides that any indemnification described above, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

Section 351.355(5) provides that the board of directors may authorize that expenses incurred in defending an action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount.

The Bylaws of each Missouri Corporation generally provide (i) that directors and officers who are made, or are threatened to be made, parties to, or are involved in any action, suit or proceeding will be indemnified by such corporation to the fullest extent authorized by the MGBC against all expenses and liabilities, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with any proceeding, and (ii) each Missouri Corporation is required to advance expenses to its directors and officers, provided that, if the MGBC so requires, they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification.

(e) 30 West Pershing, LLC (a Missouri limited liability company, the “Missouri LLC”)

The Missouri Limited Liability Company Act is silent as to indemnification. The operating agreement of the Missouri LLC provides that to the fullest extent permitted by applicable law:

(i) no member or manager shall be liable to the Missouri LLC or its member for any loss, damage, liability or expense suffered by the Missouri LLC or its member on account of any action taken or omitted to be taken by such person as a member or manager of the Missouri LLC, and

(ii) the Missouri LLC shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (regardless of whether such action, suit or proceeding is by or in the right of the Missouri LLC or by third parties) by reason of the fact that such person is or was a member or manager of the Missouri LLC, or is or was serving at the request of the Missouri LLC as a director, officer or in any other comparable position of any other specified enterprise against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys’ fees, excise taxes or penalties, fines and other expenses, actually and reasonably incurred by such person in connection with such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), in either case, only if such person discharged such person’s duties in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Missouri LLC and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe that such person’s conduct was unlawful. The Missouri LLC shall not be required to indemnify or advance expenses to any person from or on account of such person’s conduct that is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, and the Missouri LLC shall not be required to indemnify or advance expenses to any person in connection with an action, suit or proceeding initiated by such person unless the initiation of such action, suit or proceeding was authorized in advance by the member of the Missouri LLC.

(f) Crotched Mountain Properties, LLC (a New Hampshire limited liability company, the “New Hampshire LLC”)

Section 304-C:31 of the New Hampshire Limited Liability Company Act (the “NHLLC Act”) provides that, subject to the liability of a member or manager for acts of gross negligence or willful misconduct, a limited liability company agreement may eliminate or limit the personal liability of a member or manager for monetary damages. The limited liability company agreement of the New Hampshire LLC provides that to the fullest extent permitted by applicable law:

(i) no member or manager shall be liable to the New Hampshire LLC or its member for any loss, damage, liability or expense suffered by the New Hampshire LLC or its member on account of any action taken or omitted to be taken by such person as a member or manager of the New Hampshire LLC, and

(ii) the New Hampshire LLC shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (regardless of whether such action, suit or proceeding is by or in the right of the New Hampshire LLC or by third parties) by reason of the fact that such person is or was a member or manager of the New Hampshire LLC, or is or was serving at the request of the New Hampshire LLC as a director, officer or in any other comparable position of any other specified enterprise against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys’ fees, excise taxes or penalties, fines and other expenses, actually and reasonably incurred by such person in connection with such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), in either case, only if such person discharged such person’s duties in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the New Hampshire LLC and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe that such person’s conduct was unlawful. The New Hampshire LLC shall not be required to indemnify or advance expenses to any person from or on account of such person’s conduct that is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, and the New Hampshire LLC shall not be required to indemnify or advance expenses to any person in connection with an action, suit or proceeding initiated by such person unless the initiation of such action, suit or proceeding was authorized in advance by the member of the New Hampshire LLC.

Item 16. Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Debt Securities)*

1.2	Form of Underwriting Agreement (for Preferred Shares)*

1.3	Form of Underwriting Agreement (for Common Shares)*

1.4	Form of Underwriting Agreement (for Depositary Shares)*

1.5	Form of Underwriting Agreement (for Warrants)*

1.6	Form of Underwriting Agreement (for Units)*

4.1	Form of Senior Indenture, which is attached as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-140978) filed February 28, 2007, is hereby incorporated by reference as Exhibit 4.1

4.2	Form of Subordinated Indenture, which is attached as Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (Registration No. 333-140978) filed February 28, 2007, is hereby incorporated by reference as Exhibit 4.2

4.3	Form of Senior Debt Security*

4.4	Form of Subordinated Debt Security*

4.5	Form of Articles Supplementary for Preferred Shares*

4.6	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares*

4.7	Form of Preferred Shares Certificate*

4.8	Form of Common Shares Certificate, which is attached as Exhibit 4.5 to the Company’s Registration Statement on Form S-11 (Registration No. 333-35281) filed September 10, 1997, as amended, is hereby incorporated by reference as Exhibit 4.8

4.9	Form of Warrant Agreement, including form of Warrant*

4.10	Form of Unit Agreement, including form of Unit*

4.11	Form of Senior Unsecured Notes Indenture ***

4.12	Form of Senior Unsecured Note, which is attached as Exhibit A to Exhibit 4.11, is hereby incorporated by reference as Exhibit 4.12***

5.1	Opinion of Stinson Morrison Hecker LLP regarding legality**

5.2	Opinion of Stinson Morrison Hecker LLP regarding legality of the guarantees covered by Post-Effective Amendment No. 1 to Form S-3***

8.1	Opinion of Stinson Morrison Hecker LLP regarding tax matters**

12.1	Computation of Ratio of Earnings to Fixed Charges, which is attached as Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q (Commission File No. 001-13561) filed July 26, 2012, is hereby incorporated by reference as Exhibit 12.1

Exhibit No.	Description
12.2	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Distributions, which is attached as Exhibit 12.2 to the Company’s Quarterly Report on Form 10-Q (Commission File No. 001-13561) filed July 26, 2012, is hereby incorporated by reference as Exhibit 12.2

23.1	Consent of KPMG LLP***

23.2	Consent of Stinson Morrison Hecker LLP (included in Exhibits 5.1, 5.2 and 8.1)***

24.1	Powers of Attorney of certain officers and trustees (included on signature pages to the original Registration Statement)**

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture*

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture*

25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Unsecured Notes Indenture***

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.
**	Previously filed with this Registration Statement.
***	Filed herewith.

Item 17. Undertakings.

a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date it is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424:

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

ENTERTAINMENT PROPERTIES TRUST, a Maryland real estate investment trust

By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Executive Vice President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Robert J. Druten	Chairman of the Board of Trustees	August 1, 2012

By:	/s/ David M. Brain David M. Brain	President, Chief Executive Officer (Principal Executive Officer) and Trustee	August 1, 2012

By:	/s/ Mark A. Peterson Mark A. Peterson	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012

By:	* Jack A. Newman, Jr.	Trustee	August 1, 2012

By:	* James A. Olson	Trustee	August 1, 2012

By:	* Barrett Brady	Trustee	August 1, 2012

*By:         /s/    Gregory K. Silvers

        Gregory K. Silvers, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

30 WEST PERSHING, LLC, a Missouri limited liability company

By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain David M. Brain	President, Chief Executive Officer and Manager (Principal Executive Officer)	August 1, 2012

By:	/s/ Gregory K. Silvers Gregory K. Silvers	Vice President, Secretary and Manager	August 1, 2012

By:	/s/ Mark A. Peterson Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

EPT DOWNREIT II, INC., a Missouri corporation

By:	/s/ Gregory K Silvers
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2012

By:	/s/ Gregory K. Silvers Gregory K. Silvers	Vice President, Secretary and Director	August 1, 2012

By:	/s/ Mark A. Peterson Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

EPT HUNTSVILLE, INC., a Delaware corporation

By:	/s/ Gregory K. Silvers

Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2012

By:	/s/ Gregory K. Silvers Gregory K. Silvers	Vice President, Secretary and Director	August 1, 2012

By:	/s/ Mark A. Peterson Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

MEGAPLEX FOUR, INC., a Missouri corporation

By:	/s/ Gregory K. Silvers

Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2012

By:	/s/ Gregory K. Silvers Gregory K. Silvers	Vice President, Secretary and Director	August 1, 2012

By:	/s/ Mark A. Peterson Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

WESTCOL CENTER, LLC, a Delaware limited liability company

By:	/s/ Gregory K. Silvers

Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain David M. Brain	President, Chief Executive Officer and Manager (Principal Executive Officer)	August 1, 2012

By:	/s/ Gregory K. Silvers Gregory K. Silvers	Vice President, Secretary and Manager	August 1, 2012

By:	/s/ Mark A. Peterson Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

EPT MELBOURNE, INC., a Missouri corporation

By:	/s/ Gregory K. Silvers

Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2012

By:	/s/ Gregory K. Silvers Gregory K. Silvers	Vice President, Secretary and Director	August 1, 2012

By:	/s/ Mark A. Peterson Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

CROTCHED MOUNTAIN PROPERTIES, LLC, a New Hampshire limited liability company

By:	/s/ Gregory K. Silvers

Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain David M. Brain	President, Chief Executive Officer and Manager (Principal Executive Officer)	August 1, 2012

By:	/s/ Gregory K. Silvers Gregory K. Silvers	Vice President, Secretary and Manager	August 1, 2012

By:	/s/ Mark A. Peterson Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

EDUCATION CAPITAL SOLUTIONS, LLC, a Delaware limited liability company

By:	/s/ Gregory K. Silvers

Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain David M. Brain	President, Chief Executive Officer and Manager (Principal Executive Officer)	August 1, 2012

By:	/s/ Gregory K. Silvers Gregory K. Silvers	Vice President, Secretary and Manager	August 1, 2012

By:	/s/ Mark A. Peterson Mark A. Peterson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

EPR HIALEAH, INC., a Missouri corporation

By:	/s/ Gregory K. Silvers

Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2012

By:	/s/ Gregory K. Silvers Gregory K. Silvers	Vice President, Secretary and Director	August 1, 2012

By:	/s/ Mark A. Peterson Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

EPT 909, INC., a Delaware corporation

By:	/s/ Gregory K. Silvers

Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2012

By:	/s/ Gregory K. Silvers Gregory K. Silvers	Vice President, Secretary and Director	August 1, 2012

By:	/s/ Mark A. Peterson Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

EPT CROTCHED MOUNTAIN, INC., a Missouri corporation

By:	/s/ Gregory K. Silvers

Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2012

By:	/s/ Gregory K. Silvers Gregory K. Silvers	Vice President, Secretary and Director	August 1, 2012

By:	/s/ Mark A. Peterson Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

EPT KALAMAZOO, INC., a Missouri corporation

By:	/s/ Gregory K. Silvers

Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2012

By:	/s/ Gregory K. Silvers Gregory K. Silvers	Vice President, Secretary and Director	August 1, 2012

By:	/s/ Mark A. Peterson Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

EPT MAD RIVER, INC., a Missouri corporation

By:	/s/ Gregory K. Silvers

Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2012
David M. Brain

By:	/s/ Gregory K. Silvers	Vice President, Secretary and Director	August 1, 2012
Gregory K. Silvers

By:	/s/ Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012
Mark A. Peterson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

EPT MOUNT ATTITASH, INC., a Delaware corporation

By:	/s/ Gregory K. Silvers

Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2012
David M. Brain

By:	/s/ Gregory K. Silvers	Vice President, Secretary and Director	August 1, 2012
Gregory K. Silvers

By:	/s/ Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012
Mark A. Peterson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

EPT MOUNT SNOW, INC., a Delaware corporation

By:	/s/ Gregory K. Silvers

Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2012
David M. Brain

By:	/s/ Gregory K. Silvers	Vice President, Secretary and Director	August 1, 2012
Gregory K. Silvers

By:	/s/ Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012
Mark A. Peterson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

EPT NINETEEN, INC., a Delaware corporation

By:	/s/ Gregory K. Silvers

Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2012
David M. Brain

By:	/s/ Gregory K. Silvers	Vice President, Secretary and Director	August 1, 2012
Gregory K. Silvers

By:	/s/ Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012
Mark A. Peterson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

EPT SKI PROPERTIES, INC., a Delaware corporation

By:	/s/ Gregory K. Silvers

Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2012
David M. Brain

By:	/s/ Gregory K. Silvers	Vice President, Secretary and Director	August 1, 2012
Gregory K. Silvers

By:	/s/ Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012
Mark A. Peterson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

EPT WATERPARKS, INC., a Delaware corporation

By:	/s/ Gregory K. Silvers

Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2012
David M. Brain

By:	/s/ Gregory K. Silvers	Vice President, Secretary and Director	August 1, 2012
Gregory K. Silvers

By:	/s/ Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012
Mark A. Peterson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

MEGAPLEX NINE, INC., a Missouri corporation

By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2012

By:	/s/ Gregory K. Silvers Gregory K. Silvers	Vice President, Secretary and Manager	August 1, 2012

By:	/s/ Mark A. Peterson Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

ECS DOUGLAS I, LLC, a Delaware limited liability company

By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain David M. Brain	President, Chief Executive Officer and Manager (Principal Executive Officer)	August 1, 2012

By:	/s/ Gregory K. Silvers Gregory K. Silvers	Vice President, Secretary and Manager	August 1, 2012

By:	/s/ Mark A. Peterson Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

EPT DALLAS, LLC, a Delaware limited liability company

By:	/s/ Gregory K. Silvers

Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain David M. Brain	President, Chief Executive Officer and Manager (Principal Executive Officer)	August 1, 2012

By:	/s/ Gregory K. Silvers Gregory K. Silvers	Vice President, Secretary and Manager	August 1, 2012

By:	/s/ Mark A. Peterson Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

EPT FONTANA, LLC, a Delaware limited liability company

By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain David M. Brain	President, Chief Executive Officer and Manager (Principal Executive Officer)	August 1, 2012

By:	/s/ Gregory K. Silvers Gregory K. Silvers	Vice President, Secretary and Manager	August 1, 2012

By:	/s/ Mark A. Peterson Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of August, 2012.

EPT TWIN FALLS, LLC, a Delaware limited liability company

By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ David M. Brain David M. Brain	President, Chief Executive Officer and Manager (Principal Executive Officer)	August 1, 2012

By:	/s/ Gregory K. Silvers Gregory K. Silvers	Vice President, Secretary and Manager	August 1, 2012

By:	/s/ Mark A. Peterson Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)	August 1, 2012

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Debt Securities)*

1.2	Form of Underwriting Agreement (for Preferred Shares)*

1.3	Form of Underwriting Agreement (for Common Shares)*

1.4	Form of Underwriting Agreement (for Depositary Shares)*

1.5	Form of Underwriting Agreement (for Warrants)*

1.6	Form of Underwriting Agreement (for Units)*

4.1	Form of Senior Indenture, which is attached as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-140978) filed February 28, 2007, is hereby incorporated by reference as Exhibit 4.1

4.2	Form of Subordinated Indenture, which is attached as Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (Registration No. 333-140978) filed February 28, 2007, is hereby incorporated by reference as Exhibit 4.2

4.3	Form of Senior Debt Security*

4.4	Form of Subordinated Debt Security*

4.5	Form of Articles Supplementary for Preferred Shares*

4.6	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares*

4.7	Form of Preferred Shares Certificate*

4.8	Form of Common Shares Certificate, which is attached as Exhibit 4.5 to the Company’s Registration Statement on Form S-11 (Registration No. 333-35281) filed September 10, 1997, as amended, is hereby incorporated by reference as Exhibit 4.8

4.9	Form of Warrant Agreement, including form of Warrant*

4.10	Form of Unit Agreement, including form of Unit*

4.11	Form of Senior Unsecured Notes Indenture***

4.12	Form of Senior Unsecured Note, which is attached as Exhibit A to Exhibit 4.11, is hereby incorporated by reference as Exhibit 4.12***

5.1	Opinion of Stinson Morrison Hecker LLP regarding legality**

5.2	Opinion of Stinson Morrison Hecker LLP regarding legality of the guarantees covered by Post-Effective Amendment No. 1 to Form S-3***

8.1	Opinion of Stinson Morrison Hecker LLP regarding tax matters**

12.1	Computation of Ratio of Earnings to Fixed Charges, which is attached as Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q (Commission File No. 001-13561) filed July 26, 2012, is hereby incorporated by reference as Exhibit 12.1

12.2	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Distributions, which is attached as Exhibit 12.2 to the Company’s Quarterly Report on Form 10-Q (Commission File No. 001-13561) filed July 26, 2012, is hereby incorporated by reference as Exhibit 12.2

23.1	Consent of KPMG LLP***

23.2	Consent of Stinson Morrison Hecker LLP (included in Exhibits 5.1, 5.2 and 8.1)***

24.1	Powers of Attorney of certain officers and trustees (included on signature pages to the original Registration Statement)**

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture*

Exhibit No.	Description
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture*

25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Unsecured Notes Indenture***

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.
**	Previously filed with this Registration Statement.
***	Filed herewith.